UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 10, 2014, Parkway Properties LP (“Parkway LP”), a subsidiary of Parkway Properties, Inc., entered into the fourth amendment (the “Fourth Amendment”) to the limited partnership agreement of Parkway Properties Office Fund II, L.P. (the “Partnership Agreement”).

The Fourth Amendment provides for the development of a parcel of land in Tempe, Arizona (“Hayden Ferry Lakeside III”) by, among other things, expanding the investment guidelines and investment period of Parkway Properties Office Fund II, L.P. (“Fund II”) solely for the purpose of authorizing the development of Hayden Ferry Lakeside III and establishing the guidelines for funding the development of the land. The Fourth Amendment also authorized the general partner of Fund II to transfer a 57.142% interest in the owner of Hayden Ferry Lakeside III, a subsidiary of Fund II, to Parkway LP or an affiliate of Parkway LP for approximately $2.8 million, such that Parkway LP owns a 70% indirect interest in Hayden Ferry Lakeside III. Except as amended by the Fourth Amendment, the remaining terms of the Partnership Agreement remain in full force and effect.

A copy of the Fourth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the Fourth Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 10.1
Fourth Amendment to Limited Partnership Agreement of Parkway Properties Office Fund II, L.P., dated April 10, 2014, by and among PPOF II, LLC, Parkway Properties LP and Teacher Retirement System of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2014                        PARKWAY PROPERTIES, INC.
BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1
Fourth Amendment to Limited Partnership Agreement of Parkway Properties Office Fund II, L.P., dated April 10, 2014, by and among PPOF II, LLC, Parkway Properties LP and Teacher Retirement System of Texas.